EXHIBIT 5.15

CONSENT OF W. ROSCOE

The undersigned hereby consents to the use of their report(s) and the information derived therefrom, as well as the reference to their name, in each case where used or incorporated by reference in the Registration Statement on Form F-10 of IAMGOLD Corporation.

Dated this 5th day of April, 2016

(Signed) “William E. Roscoe”
Name:	William E. Roscoe, Ph.D., P.Eng.
Title:	Principal Geologist
Roscoe Postle Associates Inc.

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